STATE OF DELAWARE
 SECRFTARY OF STATE
DIVISION OF CORPORATIONS
FiLED 02:23 PW 06/27/2000
00132 7492 -- 3251852


Certificate of Incorporation Of
DocUCourier corporation
The Undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows
1. The name of the corporation is:
DocUCourier Corporation
2. The address of the registered office of the corporation in the State of Delaware is 2 West Loockerman Street, Dover, Kent County, DE 19903 and the registered agent in charge thereof is Barros, McNamara, Scanlon, Malkiewicz & Taylor, P.A.
3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
4. The corporation is authorized to issue capital stock to the extent of: Ten Million (10,000,000) Shares Par Value $.001 Per Share
5. The Board of Directors is authorized and empowered to make, alter, amend and rescind the By-Laws of the corporation, but By-Laws made by the Board may be altered or repealed, and new By-Laws made, by the stockholders.
6. Election of directors need not be by written ballot unless so provided in the By-Laws of the corporation.
7. No Director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this provision shall not eliminate the liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation law or (iv) for any transaction from which the Director derived an improper personal benefit.
8. Except as otherwise required by statute, the books and records of the corporation may be kept outside of the State Of Delaware at such place or places as provided in the By-Laws of the corporation or from time to time designated by the Board of Directors.

9. The name and address of the incorporator is as follows:
NAME                     Address
R. W. Worthington        2021 Arch Street, Phi1ad1phia, PA 19103
IN WITNESS Whereof, the incorporator has hereunder set his hand and seal this 27th day of June, 2000.

STATE OF Delaware
SECRETARY OF STATE
DIVISION OF CORPORATIONS
!ZLW 09:00 Jt 09/07/2001
b10445186 -- 3251032


CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
OF
DocUCourier Corporation
* .* . *
DocUCourier Corporation, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, DOES HEREBY
CERTIFY:
FIRST: That by unanimous consent of the of the Board of Directors of DocUCourier Corporation in accordance with Section 141(P) of the General Corporation law, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and submitting said proposed amendment to the stockholders for approval.
RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing Article FOURTH thereof, so that said Article as amended shall he and read as follows:
"FOURTH: The corporation is authorized to issue capital stock to the extent of:
Twenty million  (20, 000, 000) shares Par value $ .0001 per share"
SECOND: That thereafter, pursuant to resolution of its Board of Directors, the stockholders, by unanimous action in lieu of a meeting in accordance with
Section 228A & 242 of the General Corporation law of the State of Delaware did vote unanimously in favor of the amendment.
THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President this 7th day of September, 2001.

DocuCourier Corporation



By:

Matthew N. Manganaro, President

(Corporate Seal)

State of Delaware
Certificate of Amendment
Of Certificate Of Incorporation

It is hereby certified that:

FIRST: The name of the Corporation is DocUCourier Corporation (the
"corporation").

SECOND: The Certificate of Incorporation of this Corporation is herby amended by striking out Article "Second" thereof and substituting in lieu of said Article, the following new Article "SECOND":

"SECOND" The location of the Registered Office of this Corporation within this State is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is Corporation Service Company.

THIRD: The Certificate of Incorporation of this Corporation is hereby amended by striking out Article "Fourth" thereof and substituting in lieu of said Article, the following new Article "FOURTH"

"FOURTH" The total number of shares of common stock which the corporation shall have authority to issue is Fifty One Million (51,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $.0001 per share with out cumulative voting rights and without any preemptive rights and One Million (1,000,000) shares shall be Preferred Stock, par value $.0001 per share.

         The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors.

Signed This 31st day of May 2005.

DocUCourier Corporation

                 CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER




         DocUCourier Corporation, a corporation organized under the law of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 27' day of June, 2000, the charter of which was voided for non-payment of taxes, now desires taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:


                         1. The name of the corporation is:


                               DocUCourier Corporation


                         2. 1ts  registered  office in the State of  Delaware is
                    located at 203 NE Front Street, Suite 101, Milford, Kent County, Delaware, 19963 and the registered agent in charge thereof is Registered Office Service Company.


                         3. The date when the  restoration,  renewal and revival
                    of the charter of this company is to commence is the 28th day of February, 2002, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.


                         4. This  corporation  was duly organized and carried on
                    the business authorized by its charter until the 1' day of March, A.D. 2002 at which time its charter became inoperative and void for non--payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the Laws of the State of Delaware.


IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended providing for renewal, extension and restoration of charters, David A. Silverstein the last and acting Secretary/Treasurer of DocUCourier Corporation has hereunto set his hand to this certificate this Day of June, 2005.


                                                          David A. Silverstien


                                                          Secretary/Treasurer



State of Delaware
Secretary of State
Division of Corporations
Delivered 09:46 06/21/2005
Filed 09:46 M 06/21/2005
SRV 050513844 - 3251852 File